Exhibit 99.1

1001 Louisiana St., Suite 2900

Houston, TX 77002

NYSE: SPN

(713) 654-2200

FOR FURTHER INFORMATION CONTACT:

Paul Vincent, VP – Investor Relations,

(713) 654-2200

SUPERIOR ENERGY SERVICES ELIMINATES QUARTERLY DIVIDEND

HOUSTON, March 31, 2016 – Superior Energy Services, Inc. (NYSE: SPN) announced today that, following a recommendation of the Company’s management team, its Board of Directors has approved the elimination of the Company’s quarterly dividend.

David Dunlap, President and CEO, commented, “The elimination of our dividend is consistent with our goal of preserving cash during this downturn. Also in line with this goal, our executive officers have all taken reduced base salaries. We will continue to be thoughtful in our approach to uses of cash and cost reductions in the future and will attempt to maintain as much readiness for a recovery as possible. This downturn has been severe in extent and duration but we believe our cost reduction efforts will allow for improved financial performance when industry spending levels begin to increase.”

Superior Energy Services, Inc. serves the drilling, completion and production-related needs of oil and gas companies worldwide through its brand name drilling products and its integrated completion and well intervention services and tools, supported by an engineering staff who plan and design solutions for customers.

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